Exhibit 99.1

KemPharm, Inc. Announces Authorization of $50 Million Share Repurchase Program

Celebration, FL – December 20, 2021 – KemPharm, Inc. (NasdaqGS: KMPH), a specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs, announced today its Board of Directors has authorized a program to repurchase up to $50 million of the Company’s outstanding stock. The share repurchase authorization is effective immediately and valid through December 31, 2023.  This program is equivalent to approximately 18 percent of KemPharm’s current market capitalization.

“The Board’s decision to establish this share repurchase program reflects the positive momentum underway across all elements of our business, including our outlook for the ongoing commercialization of AZSTARYS®, our strong balance sheet, and the expectations we have for 2022 and beyond, coupled with the strong belief that our shares are currently undervalued,” said Travis Mickle, Ph.D., President and Chief Executive Officer of KemPharm.  “We will continue our efforts to create value for our shareholders by continuing to prioritize capital allocation initiatives that support our growth strategies, including the advancement of our serdexmethylphenidate (SDX) pipeline and the exploration of other opportunities to expand our product pipeline.”

The shares may be repurchased from time to time in open market transactions, through privately negotiated transactions or by other means in accordance with federal securities laws. The Company intends to fund repurchases from available working capital and cash provided by operating activities. The timing, as well as the number and value of shares repurchased under the program, will be determined by the Company at its discretion and will depend on a variety of factors, including the market price of the Company's common stock, general market and economic conditions and applicable legal requirements. The exact number of shares to be repurchased by the Company is not guaranteed and the program may be suspended, modified, or discontinued at any time without prior notice.  Any repurchases will be made in compliance with the SEC’s Rule 10b-18.

About AZSTARYS®:

AZSTARYS is an FDA-approved, once-daily product for the treatment of attention deficit hyperactivity disorder (ADHD) in patients age six years or older. AZSTARYS consists of SDX, KemPharm’s prodrug of d-methylphenidate (d-MPH), co-formulated with immediate release d-MPH.  Corium, Inc., a portfolio company of Gurnet Point Capital, is leading all commercialization efforts for AZSTARYS in the U.S.

The complete approved prescribing information for AZSTARYS may be downloaded in PDF format here:

https://kempharm.com/wp-content/uploads/2021/03/AZSTARYS-Master-Label-Final_20210302.pdf

About KemPharm:

KemPharm is a specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs to treat serious medical conditions through its proprietary LAT® (Ligand Activated Therapy) technology, and the recipient of the 2021 David J. Gury Company of the Year award presented by BioFlorida.  KemPharm utilizes its proprietary LAT® technology to generate improved prodrug versions of FDA-approved drugs as well as to generate prodrug versions of existing compounds that may have applications for new disease indications. KemPharm’s prodrug product candidate pipeline is focused on the high need areas of attention deficit hyperactivity disorder, or ADHD, stimulant use disorder (SUD) and CNS rare diseases, including idiopathic hypersomnia (IH). In addition, the U.S. Food and Drug Administration (FDA) has approved AZSTARYS®, a new once-daily treatment for ADHD in patents age six years and older containing KemPharm’s prodrug, serdexmethylphenidate (SDX), and APADAZ®, an immediate-release combination product containing benzhydrocodone, KemPharm’s prodrug of hydrocodone, and acetaminophen. For more information on KemPharm and its pipeline of prodrug product candidates visit www.kempharm.com or connect with us on Twitter, LinkedIn, Facebook and YouTube.

Caution Concerning Forward Looking Statements:

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements, include plans with respect to share repurchases, the strength of KemPharm’s balance sheet, outlook for the ongoing commercialization of AZSTARYS®, and the potential to create additional value for shareholders.  These forward-looking stateemnts are based on information currently available to KemPharm and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, including market conditions and the possibility that the share repurchase program may be suspended or discontinued at any time. Risks concerning KemPharm’s business are described in detail in KemPharm’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and KemPharm’s other filings with the Securities and Exchange Commission. KemPharm is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

KemPharm Contacts:

Tiberend Strategic Advisors, Inc.

Jason Rando/Maureen McEnroe, CFA

(212) 375-2665 / 2664

jrando@tiberend.com

mmcenroe@tiberend.com